UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2024

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 15, 2024, representatives of Elanco Animal Health Incorporated (the “Company”) presented the abstract titled “Serologic response to core booster vaccinations in dogs treated with a novel JAK inhibitor” at the International Society for Companion Animal Infectious Diseases (ISCAID) symposium.

The Zenrelia™ (ilunocitinib tablets) study summarized in the abstract was conducted by the Company with sixty-eight approximately 10-month-old Beagle dogs previously vaccinated more than seven months prior to receiving a booster vaccination. The dogs were randomly assigned to three treatment groups stratified by sex and pre-study titer levels: sham dosed (control group) and ilunocitinib at 1X or 3X the label dose. The study concluded that when dogs were administered ilunocitinib for 56 days at 1X or 3X the labeled dose, the number of dogs with protective titers on days 43 and 56 following administration of canine core booster vaccinations, including rabies, were similar among all treated and control groups. No serious adverse events were observed.

A copy of the abstract has been posted on the Company’s Investors Relations website under the “Zenrelia Approval Call” event.

Additionally, the Company has received approval for Zenrelia™ in Canada. Further information is available via the Health Canada Drug Product Database website.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: October 16, 2024	By:	/s/ Todd Young
Name: Todd Young
Title: Executive Vice President and Chief Financial Officer